TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

TRILOGY CAPITAL

April 19, 2007
12:00 p.m. EDT

Moderator
Ladies and gentlemen, thank you very much for standing by and welcome to today’s Titan Global Holdings conference call. At this time all participants are in a listen-only mode. Later, we will conduct a question and answer session, with instructions given at that time. As a reminder, today’s conference is being recorded and will be made available for replay. Information regarding accessing the replay will be given at the end of today’s conference. And with that, I’d like to turn our conference over to our host, Mr. Michael Briola, Executive Vice President of Trilogy Capital Partners. Please go ahead, sir.

M. Briola
Thank you. Good morning, ladies and gentlemen. I’m pleased to welcome you to today’s Titan Global Holdings conference call. Before we get started, I’d like to read a cautionary statement. This conference may contain forward-looking statements made by the senior management of Titan Global Holdings that involve risks and uncertainties that could affect Titan Global Holdings’ ability to achieve the anticipated financial results. Additionally, certain statements contained in this call that are not based on historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Titan Global Holdings intends that forward-looking statements on the call be subject to the Safe Harbor created thereby. Titan Global Holdings actual results could differ materially from the results projected in or implied by such forward-looking statements as a result of risk factors, including the risk factors set forth in Titan Global Holdings’ filings with the SEC.

With that, I’d like to introduce Mr. Bryan Chance, President and CEO of Titan Global Holdings. Bryan.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

B. Chance
Thank you, Michael. I appreciate the introduction. And thank you for participating in our conference call today. Over the past few months Titan has experienced many exciting developments. Before we get into these, let me give you some important background information on our company. Titan Global Holdings is a diversified holding company with a dynamic portfolio of subsidiaries that capitalize on the ever-expanding worldwide demand for new communications and connectivity services and products. The company is committed to providing consumers with the tools they need to thrive by connecting them to family, friends, and colleagues around the world.

Our highly proactive and seasoned management team is focused on expanding organic growth and growth through acquisitions. The company currently operates six wholly owned subsidiaries that are capitalizing on a broad range of technical innovations spanning telecommunications, electronics, and homeland security. The company’s subsidiaries operate in two primary divisions: Titan Communications, and Titan Electronics and Homeland Security.

Our Communications division is our largest division, with revenues in the second quarter representing over 85% of our consolidated revenues. Our Communications division includes Oblio Telecom, the second largest publicly owned company focused in international prepaid telecommunications; StartTalk, a company that owns, leases and operates switching equipment; Pinless, Inc., a company that delivers prepaid international telecommunications services from an e-commerce platform; and Titan Wireless Communications, a prepaid wireless communications company and a mobile virtual network operator.

Our Electronics and Homeland Security division is our legacy division, with revenues in the quarter representing about 15% to 16% of our consolidated revenues. The Electronics and Homeland Security division includes Titan PCB East and Titan PCB West. These companies specialize in manufacturing advanced circuit boards and other high tech products for military and high tech clients.

Now, I’d like to chat with you about our results and many developments that occurred during the second quarter of 2007. Before I start with the results in the second quarter, allow me to remind you, our shareholders and potential shareholders, of the goals the company set forth to achieve at the beginning of our fiscal year. We had four primary goals as a company: First, to improve our balance sheet position; second, organically grow each business unit; third, identify strategic acquisitions; and fourth, increase shareholder value and presence. In the second quarter we had monumental progress towards the achievement of each of these goals. Allow me to start with the balance sheet.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

During the second quarter from a balance sheet perspective we were able to reduce our net working capital deficit, which is our current assets less our current liabilities, from a $35.6 million deficit to an $8.6 million deficit. We were able to do this in several ways; primarily generating positive cash flow in the business, as well as refinancing our debt instruments and removing convertible debentures and other toxic financing from the company. As we announced on December 29, 2006 we completed a $22.6 million refinance with Greystone Business Credit. Greystone partnered with Titan to allow us to refinance both entities, both divisions’ revolving credit facilities term debt and allow us to remove convertible debentures and toxic financing from less than optimal financial partners, as such, we did refinance $22.6 million in December of 2006. Based on the positive cash flows of the business and performance in the second quarter, the 22.6 million had been reduced to 17.4 million in outstanding as of 2/28 and subsequently we have paid that down even further in March and April of 2007.

So in essence our refinance not only better structured our debt, but we’ve been able to aggressively attack that debt with positive cash flow, thus reducing our lending credit facilities from 22.6 down to 17.4, which is a 5.2 million reduction or 23% reduction. Furthermore, we also in the quarter were able to reduce our preferred stock outstanding. As a part of the sale of Oblio Telecom we entered into a $9 million convertible note to the sellers of Oblio, and as a part of our refinance and as a part of the performance in the core Oblio business unit, we were able to sit down and subsequently renegotiate that and reduce that preferred stock convertible debt instrument to $4.5 million. So that allowed us to positively impact our balance sheet and better position the company, from a balance sheet perspective, for future growth and performance.

Second, I stated that we set forth this year to organically grow our business units, and now I’d like to take a minute to visit with you about some very, very exciting income statement performance from the company. We finished 2006 with tremendous revenue and growth in both segments. For the first time in the company’s history we generated significant net income in the second quarter of 2007, we generated almost $1.5 million of net income, or $0.03 in earnings per share. This was a transformative quarter for Titan, as we increased revenues organically to $36 million as a consolidated entity, which is a 38% increase over the $26 million we reported for the same second quarter last year. Looking at the second quarter growth over the first quarter of 2007 we were able to improve our first quarter performance over 20% as well.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

When you look at each individual business unit, how did we accomplish the growth? Leading the way, our Communications division reported record second quarter revenues of 30.9 million, an increase of 9.6 million, or 45% over the same period last year. We reported EBITDA in the Communications division of $6.6 million, compared to $654,000 for the same period last year, and that solid performance was a result of Kurt Jensen and our management team in the Communications division executing in our plan, strengthening our owned and leased network platforms and internally terminating international calls, the launch of Picante Movil, which bolsters our Titan Wireless business unit, and the continued success of long-standing brands with Picante, Hello Asia, and others. We expect to continue this growth and performance in the Communications division, and as we migrate towards the third and fourth quarter we’re really going to begin to focus on transitioning as much revenue and as much volume to our internal networks as possible, focusing more on profit optimization as well as continuing to look at balanced revenue growth.

In our Electronics and Homeland Security division we also reported increased revenues for the second quarter. We had revenues of 5.1 million, which represent a 9% increase from the same quarter last year. The Electronics and Homeland Security division reported EBITDA of 3.2 million compared to a negative result of 344,000 for the same period. Part of that EBITDA was attributable to the retirement of financing instruments. Our gross margins in the Electronics division did decline somewhat compared to prior quarters based on increasing material costs and slowing demand, however, our increased sales penetration and our increased presence in our sales representatives and independent representatives in the second quarter allowed us to increase over 50 to 55 customers in the second quarter, which is having a pronounced impact on third quarter revenues currently in progress.

So we look to really continue to bolster the circuit board division. Curtis Okumura, Mike Kadlec, and our very seasoned management team in that side of our business are doing a phenomenal job in finishing strong in 2007, and we look forward to producing very, very good results in that business unit in the third and fourth quarter of 2007.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

Now, I’d like to visit a little bit about strategic acquisitions. Our third focus area for fiscal 2007 was identifying strategic acquisitions. As we focused primarily with the first two points, balance sheet and income statement on the foundational business, as a management team and a board we felt compelled to address the internal infrastructure and continue to grow our own business before we ventured into strategic and accretive acquisitions. We feel like we’ve achieved that, and we’re beginning to implement our plan in acquisitions. We have announced the signing of a letter of intent with Ready Mobile, which will expand our wireless offerings, double our subscriber base, and add significant new channels to our distribution model.

Our distribution model currently is comprised of over 60,000 retail locations for our international telecommunications products and wireless services, and Ready Mobile adds over 4,000 new chain convenience store locations to our already expansive playbook and network. So it allows us to further penetrate the unbanked and first and second generation market with a whole new segment of customers. It’s very exciting. We look forward to closing that transaction this quarter and beginning to integrate that business as well. The company is also looking at other acquisitions that range in scope and services but they all, thus far, look extremely promising towards the continued growth and success of Titan.

Finally, increase shareholder value and presence, the fourth corporate goal for fiscal 2007, I’d like to address that two ways; first, shareholder value. We announced in the second quarter of 2007 that we intend to complete a dividend spinout of our print circuit board business, and when we evaluate the business units and the opportunities for shareholder growth at Titan, we see both business units having tremendous growth potential. However, as we look at that potential it could be better served in two separate companies, and so we have determined, as a management team and as a board, to begin to affect a dividend spinout of our circuit board business. This will allow us to focus the capital energy necessary to grow the Electronics and Homeland Security business via acquisition and continued organic growth, and to better recognize the inherent value in the existing Communications business. We look to complete that spinout by the completion of our fourth quarter, which is August of 2007, and we think that will unlock tremendous shareholder value, both in the core Titan business as well as the newly created Electronics and Homeland Security business.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

And shareholder presence, we’ve engaged Trilogy Capital from an Investor Relations perspective this year, we brought Trilogy on board in October and during our first quarter, trailing into December we had tremendously, tremendously increased the liquidity in our stock, i.e. the daily volume trading, and we averaged about 45,000 shares per day. As we finished out our second quarter that number has increased in excess of 60,000 shares per day, so we’re focusing as a management team on continuing to run the business, grow the business, position the business for the future, and lastly, properly communicate to shareholders and potential shareholders about the great things happening at Titan. And we feel like we’re making some positive strides.

With that, I’ll turn it over to questions. I look forward to visiting with you on the conference call about the continued good things happening here at Titan.

Moderator	We’ll take a question from the line of Larry Lof with Lawrence Lof and Associates. Please go ahead.

L. Lof	Where do you stand concerning the return of those taxes that were paid for the Communications company?

B. Chance
Thanks, Larry. That’s a great question. I can address a part of that today. I do reference you to our 10-Q and the related footnotes in the financial statements, as we do have ongoing litigation and arbitration with one of our Tier 1 providers, for further color. But I appreciate you mentioning that, because I neglected to mention that in the intro. We did settle our claims for USF with one of our strategic Tier 1 partners. We have already monetized $1.9 million of that USF settlement, and that $1.9 million that we monetized of the USF settlement has gone to directly pay down term debt. So thus the balances that I referenced earlier with respect to debt outstanding, starting at 22.6 million as of December and migrating downward to 17.4 million as of February 28th, is subsequently reduced more based on cash flow and the monetization of these USF settlements. As I stated, please review our footnotes to our Q with respect to the other Tier 1 partner; with respect to USF it’s larger in scope and magnitude and we are progressing on that front.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

The second part of your question is with respect to federal excise taxes paid by the company. The IRS issued IRS ruling 2006-50 in May of 2006, which stated that we have a two year look back to recover federal excise taxes paid by the company. The IRS stipulated that companies file for that refund on their tax return that encompasses 12/31/06, and since we’re an 8/31 filer that filing for us would be the 8/31/07 tax return. The company has paid $3.9 million in federal excise taxes, of which we will seek to get refunded through the channels outlined by the IRS. And when you consider the time and scope of filing a corporate tax return, we would expect to recover those amounts in the first calendar quarter of 2008. However, we have made an appeal with the IRS to accelerate that based on our tax year, and I don’t have any clarity with respect to an outcome on that, we’re vigorously fighting for it, but we do feel good with our basis in the IRS ruling 2006-50.

Moderator	We’ll hear next from the line of Patrick Murphy with Murphy Analytics. Please go ahead.

P. Murphy	Hello, Bryan. Congratulations on another very strong quarter. I wanted to ask about the growth in Communications, how much was driven by StartTalk and growth in wireless subscribers?

B. Chance
That’s a good question, Patrick. Primarily, most of the growth thus far in the second quarter has been in our international prepaid telecommunications space, not necessarily our wireless. Our Picante Movil launch occurred in the latter stages of the second quarter of 2007, and we’re still right around 30,000 subscribers in the prepaid wireless side, so the balance of the growth has been in international telecommunications. Leveraging our StartTalk brand has allowed us the opportunity to begin to facilitate that growth, and as we move towards the third and fourth quarter, moving more traffic from our strategic partners to our own infrastructure, we will continue that process, but most importantly, begin to experience and realize the two attributes of our own network, which candidly are increased margins and better cash flow.

As I think I’ve illustrated before, with our strategic partners when we provide services we pay on a traditional accounts payable cycle, and when we terminate traffic with our internal switching gear we obviously collect, in the normal course of business, generally 14 to 21 days, and in turn we are able to expend the AP as time is used. So it’s a much more incremental migration on the cash, which creates substantive cash flow for the company, which allows us to further strengthen the balance sheet. And then as the balance sheet gets in better shape and in better health, focus that cash flow on targeted acquisitions that add tremendous more value for the company.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

Moderator	Our final question today comes from Dave White, who’s a private investor. Please go ahead, sir.

D. White	Bryan, I’d like to say hello again. And I’d like you to tell each employee well done for the hard work that they’ve been doing.

B. Chance
Thanks, David. It’s good hearing from you. We have a great team of folks here that are committed every day to working very, very diligently to grow the company. We’ve got a great group of individuals that work very, very hard every day.

D. White	I have one question in regards to Prism. Can you explain more about the letter of intent with Prism, and what is Titan’s percentage of projected revenue and growth in the China market?

B. Chance
That’s a great question. Moving to our own network is a phased integration and a phased growth model for us. Again, as an illustrative point, when we purchased Oblio Telecommunications in August of 2005 we terminated 100% of our traffic with a strategic partnership with AT&T with AT&T’s hardware, etc. As we began planning opportunities to offer faster turns and more efficient services and better profit margins, we began exploring the opportunities to internalize the hardware from the call origination point and the call termination point. Our first phase was StartTalk, and in StartTalk we began purchasing and leasing switching equipment here domestically to originate calls, originate traffic for our international business.

As we have established traffic patterns to other points of the world, as those traffic patterns increase we can identify strategically important areas to also place hardware to further generate cost savings and efficiencies.

As we announced, we’ve signed a letter of intent with Prism in Hong Kong, and we’re looking and exploring right now the opportunities, etc., to add infrastructure in that market to expand access to Asia. Primarily, right now in today’s market Southeast Asia is a much hotter market for us than mainland China, and we terminate substantive traffic, and probably 20% to 25%, just figuratively speaking here, approximately of our sales on a monthly basis are to Asian and Southeast Asian markets, and it’s growing.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

So as we grow those numbers and they continue to perform, we look for new opportunities to partner and further leverage, vertically integrate the service delivery chain, in essence, so that we can provide better service and more efficient returns to our shareholders. That’s exactly what we’ve done with Prism and that’s exactly what we’ll continue to do in other important strategic markets. So it’s a phased approach, first we focus here on our first point of domestic termination and as we establish robust traffic patterns it gives us leverage and ability to go to other strategic markets and find last mile or more efficient termination on the other side of the call as well. That’s exactly what we’re doing and that’s exactly what we’ll continue to do as we try to continually create ways to provide efficient returns and expand our market share.

Moderator	Thank you very much. Mr. Chance, we have no further questions in queue. I’ll hand the call back over to you, sir.

B. Chance
Thank you very much. I appreciate everyone’s time, and I really appreciate your interest in our company. It’s been a pleasure serving as CEO of Titan since August, and I’ve been a part of the company now for almost a year and a half. Alongside of me, as important if not more important, we have a dedicated team of individuals that work every day to continue to grow our business operations and enhance the profitability of our subsidiaries.

This past quarter has been very rewarding, from the standpoint that we have continued the transformation of our balance sheet and begun the process of laying a foundation to where we really expect to take Titan to new levels. And candidly, before we could do that we had to identify better financial partners, which we did with Greystone, strengthen our balance sheet, and continue the organic growth in our subsidiaries. We’ve made that jump and we’re very, very excited about the coming quarters of continued growth, most importantly, though, of continued earnings and continued financial performance enhancing the financial performance, and we look forward to monetizing the one-time events that we’ve discussed in our Q, as well as verbally on this call. This will continue to create cash flow to de-lever the company, provide excess cash for us to do what we do best, which is identify strategic acquisitions, operate companies and create a return for our shareholders.

I appreciate your time. Thank you for participating in the call. That concludes our call today, and you guys can now disconnect.

TRILOGY CAPITAL
Host: Michael Briola
April 19, 2007/12:00 p.m. EDT

Moderator
Ladies and gentlemen, if you would like to listen to a replay of this conference it will be made available after 3:30 p.m. eastern time today and running through the 19th of May at midnight. You may access the AT&T Executive Playback service at any time by dialing 1-800-475-6701 and entering the access code 871019. International participants dial 320-365-3844.

That concludes our conference today. We appreciate your participation, as well as you using AT&T Executive TeleConference. You may now disconnect.